Exhibit 1.1

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Shares of
SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK,
PAR VALUE $0.01 PER SHARE

Convertible into Shares of
COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

May 1, 2019

May 1, 2019

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
As Representatives of the several Underwriters
named in Schedule I attached hereto,

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

General Electric Company, a New York Corporation (the “Selling Shareholder”) as a shareholder of Westinghouse Air Brake Technologies Corporation, a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate number of shares represented by a fraction, (x) the numerator of which is 22,000,000 and (y) the denominator of which is 2,881.5464 (such denominator, the “Conversion Rate”) (the “Firm Preferred Shares”) of Series A non-voting convertible preferred stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), upon which sale the Company shall issue to the several Underwriters 22,000,000 shares of common stock, par value $0.01 per share, issuable upon the conversion of the Series A Preferred Stock (the “Firm Common Shares” and, together with the Firm Preferred Shares, the “Firm Shares”). Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as representatives (the “Representatives”) for the Underwriters.

The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional number of shares represented by a fraction, (x) the numerator of which is 3,300,000 and (y) the denominator of which is the Conversion Rate (the “Additional Preferred Shares”) of the Company’s Series A Preferred Stock, upon which sale the Company shall issue to the several Underwriters 3,300,000 shares of common stock, par value $0.01 per share, issuable upon the conversion of the Series A Preferred Stock (the “Additional Common Shares” and, together with the Additional Preferred Shares, the “Additional Shares”) if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Series A Preferred Stock, issuable upon conversion as common shares, granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Firm Preferred Shares and the Additional Preferred Shares are hereinafter collectively referred to as the “Preferred Shares” and the Firm Common Shares and the Additional Common Shares are herein after collectively referred to as the “Common Shares.” The shares of common stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales of Preferred Shares and issuance of Common Shares contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a base prospectus (the “Base Prospectus”), relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Preliminary Prospectus” means any preliminary prospectus supplement related to the Shares, together with the Base Prospectus, that is filed with the Commission pursuant to Rule 424(b), “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act.  As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

As used herein, “GET” means Transportation Systems Holdings Inc., which, following its merger with Wabtec US Rail Holdings, Inc., changed its name to GE Transportation, a Wabtec company, and its subsidiaries, together with all other Transferred Subsidiaries (as defined in the Agreement and Plan of Merger, dated May 20, 2018, by and among the Company, General Electric Company, Transportation Systems Holdings Inc. and Wabtec US Rail Holdings, Inc., which was subsequently amended on January 25, 2019) and the Direct Sale Assets and the Direct Sale Liabilities (as each term is defined in the Separation, Distribution and Sale Agreement, dated May 20, 2018, by and among the Company, General Electric Company, Transportation Systems Holdings Inc. and Wabtec US Rail, Inc., which was subsequently amended on January 25, 2019).

1.          Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)          i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, iii) the Registration Statement complies and the Prospectus will comply and, as amended or supplemented, if applicable, each will comply, in each case, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, v) each bona fide electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and vi) the Prospectus will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 11 hereof.

(c)          (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date of this Agreement, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d)          (i) At the time of filing the Registration Statement and (ii) as of the date of this Agreement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e)          Each “issuer free writing prospectus” as defined in Rule 433 of the Securities Act (“Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 11 hereof.

(f)          The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule II hereto or (v) any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule IV hereto (each a, “Company Additional Written Communication”).  Each such Company Additional Written Communication, when taken together with the Time of Sale Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 11 hereof.

(g)          There are no agreements other than (i) the Shareholders Agreement dated as of February 25, 2019 between the Company and the Selling Shareholder (the “GE Shareholder Agreement”) and (ii) the Shareholders Agreement dated as of October 6, 2015 between the Company and the shareholders named therein providing persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h)          This Agreement has been duly authorized, executed and delivered by the Company.

(i)          (x) The shares of outstanding Common Stock outstanding prior to date of this Agreement have been duly authorized and are validly issued, fully paid and non‑assessable; (y) the Preferred Shares to be sold by the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable and (z) the Common Shares to be issued by the Company upon the sale of the Preferred Shares by the Selling Shareholder have been duly authorized and, when issued upon conversion of the Preferred Shares, will be validly issued, fully paid and non-assessable.

(j)          Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, (i) none of the Company or any of its subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, in each case, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(k)          Independent Accountants.

(i)          Ernst & Young LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended 2018, 2017 and 2016 included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(ii)          PricewaterhouseCoopers Audit, who have expressed their opinion with respect to the audited financial statements of Faiveley Transport, S.A. (“Faiveley Transport”) as of December 31, 2016 and November 30, 2016 and for the period from November 30, 2016 to December 31, 2016 (such financial statements not being separately presented in the Registration Statement, the Preliminary Prospectus and the Prospectus), were independent public accountants with respect to Faiveley Transport, S.A. (“Faiveley Transport”) as required by the Securities Act and the Exchange Act and are an independent registered accounting firm with the Public Company Accounting Oversight Board.

(iii)          KPMG LLP, who have expressed their opinion with respect to GET’s audited consolidated financial statements for the fiscal years ended 2018, 2017 and 2016 included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, were independent public accountants with respect to GET as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(l)          The financial statements of the Company, together with the related notes thereto, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries, as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The selected financial data of the Company incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The financial statements of GET, together with the related notes thereto, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of GET, as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements of GET comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with GAAP as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements are required to be included in the Registration Statement. The pro forma condensed consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information contained therein, were prepared in accordance with Article 11 of Regulation S-X and have been have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m)          Each of the Company and its significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation or other entity in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the jurisdiction of its incorporation or formation and has corporate or other entity power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation or other entity to transact business and is in good standing (to the extent such concept exists in the jurisdiction in question) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (ii) the ability of the Company to perform its obligations under, and consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”).

(n)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus and the Prospectus or upon exercise of outstanding options described in the Time of Sale Prospectus and the Prospectus, as the case may be).  All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus).

(o)          None of the Company or any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, charter, by-laws or comparable organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Significant Subsidiaries or any of its or their respective properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Time of Sale Prospectus and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the respective articles of incorporation, charter, by-laws or comparable organic documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their respective properties.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, by the Time of Sale Prospectus or by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or Blue Sky laws and from the Financial Industry Regulatory Authority (the “FINRA”).  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or any subsidiary of the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

(p)          Except as disclosed in the Prospectus and the Time of Sale Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or any of its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, have a Material Adverse Effect.

(q)          No material dispute with the employees of the Company or any of its subsidiaries exists, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, have a Material Adverse Effect.

(r)          Except as set forth in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, the Company and its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ respective businesses as now conducted or as proposed in the Time of Sale Prospectus and the Prospectus to be conducted.  Except as set forth in the Time of Sale Prospectus and the Prospectus, there is no material infringement by third parties of any of the Company’s or any subsidiary’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s or any subsidiary’s rights in or to any of the Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or any subsidiary or (iii) alleging that the operation of the Company’s or any subsidiary’s respective businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(s)          The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted, and none of the Company or any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(t)          Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the applicable financial statements referred to in Section 1(l) above (or elsewhere in the Time of Sale Prospectus and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u)          The Company and its subsidiaries have filed all tax returns material to the Company and its subsidiaries, taken as a whole, and required to have been filed through the date of this Agreement and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a failure to make such payments would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(v)          The Company is not, and, upon the issuance of the Common Shares issuable upon conversion of the Preferred Shares as contemplated herein and in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(w)          The Company and its subsidiaries are insured under policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes.  All policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(x)          The Company has not taken, nor will it take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Preferred Shares or resale of the Common Shares.

(y)          There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

(z)          None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the U.K.  Bribery Act 2010 (the “Bribery Act”) or (iii) any other applicable anti-bribery or anti-corruption law, and the Company, its subsidiaries and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act and any other applicable anti-bribery or anti-corruption law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970 as amended by the USA PATRIOT ACT of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(bb)          None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, the Company having notified the Representatives that three of the Companies’ subsidiaries (o.o.o. Faiveley Transport, Wabtec Rus LLC and Transportation Rus Limited Liability Company) are organized under the laws of Russian Federation and located and resident therein.

(cc)          Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, polychlorinated biphenyls, asbestos in any form or chlorinated solvents (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability under Environmental Laws, including for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties, arising out of, based on or resulting from the presence, or release into the environment of, or any human exposure to, any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past, or any other location to which Materials of Environmental Concern were sent by or on behalf of the Company or its subsidiaries for treatment or disposal (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, there are no past, current or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of, or human exposure to, any Material of Environmental Concern, that reasonably would be expected to result in a violation of or liability under any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary penalties of $100,000 or more.

(dd)          In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or the terms of any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(ee)          The Company and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company is a member.  Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates; (ii) no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); and (iii) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (B) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (C) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder.  Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.  “Foreign Pension Plan” means each benefit plan maintained by the Company that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a government authority.  Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto, including in respect of any transaction that is prohibited under any applicable law.  Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no Foreign Pension Plan has any unfunded pension liability, and (ii) neither the Company nor any of its relevant affiliates has incurred or reasonably expects to incur any liabilities related to the failure to make required contributions to, the termination of or the complete or partial withdrawal from, any Foreign Pension Plan.

(ff)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg)          The Company maintains a system of internal accounting controls over consolidated financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) except as has not resulted or is not expected to result in any changes to the Company’s financial statements other than those disclosed in the Time of Sale Prospectus and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ii)          There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(jj)          Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(kk)          The statements in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of Wabtec Capital Securities” and “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(ll)          Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2.          Representations and Warranties of the Selling Shareholder.  The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b)          The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by‑laws of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)          The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8‑501 of the New York Uniform Commercial Code in respect of, the Preferred Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Preferred Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Preferred Shares.

(d)           Upon payment for the Preferred Shares to be sold by the Selling  Shareholder pursuant to this Agreement, delivery of the Common Shares issuable upon conversion of such Preferred Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Common Shares in the name of Cede or such other nominee and the crediting of such Common Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Common Shares within the meaning of Section 8‑303 of the UCC, (B) under Section 8‑501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Common Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8‑102 of the UCC, to such Common Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Common Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)          [Reserved.]

(f)          vii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, viii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, ix) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, x) each bona fide electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and xi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood that such information with respect to the Selling Shareholder is limited to the name of the Selling Shareholder, the number of Preferred Shares offered by the Selling Shareholder and the address and other information with respect to the Selling Shareholder that appear in the footnotes under the caption “Selling Stockholder” in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Shareholder Information”.

(g)          No part of the proceeds of the offering will be used by the Selling Shareholder in violation of (i) any laws, rules and regulations of any jurisdiction applicable to the Selling Shareholder and its affiliated companies from time to time concerning or relating to bribery or corruption, or (ii) applicable Sanctions. For purposes of this Section 2(g), “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (A) the U.S. government, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State or (B) the United Nations Security Council, the European Union, France or Her Majesty’s Treasury of the United Kingdom.

(h)          The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3.          Agreements to Sell and Purchase.  The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder the number of Firm Preferred Shares set forth in Schedule I hereto opposite the name of such Underwriter at a per share purchase price of $204,910.366437 (the “Preferred Purchase Price”) equal to the product of (x) $71.11125 per Common Share (the “Common Purchase Price”) issuable upon conversion of the Firm Preferred Shares multiplied by (y) the Conversion Rate.  For the avoidance of doubt, the underwriting commission with respect to the Firm Preferred Shares for an Underwriter shall be equal to the product of (a) the difference between (i) the Public Offering Price (as defined below) and (ii) the Common Purchase Price multiplied by (b) the number of Firm Common Shares issuable upon conversion of the Firm Preferred Shares to be purchased by such Underwriter set forth in Schedule II hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Preferred Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Preferred Shares represented by a fraction, (x) the numerator of which is 3,300,000 and (y) the denominator of which is the Conversion Rate, at the Preferred Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Common Shares issuable upon conversion of the Additional Preferred Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Preferred Shares nor later than ten business days after the date of such notice.  On each day, if any, that Additional Preferred Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Preferred Shares (subject to such adjustments to eliminate fractional shares as you may determine), issuable upon conversion as the Additional Common Shares, that bears the same proportion to the total number of Additional Preferred Shares to be purchased on such Option Closing Date as the number of Firm Preferred Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Preferred Shares. For the avoidance of doubt, the underwriting commission with respect to the Additional Preferred Shares for an Underwriter shall be equal to the product of (a) the difference between (i) the Public Offering Price and (ii) the Common Purchase Price multiplied by (b) the number of Additional Common Shares issuable upon conversion of the Additional Preferred Shares to be purchased by such Underwriter as set forth in the immediately preceding sentence.

The Selling Shareholder hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 180 days after the date of the Prospectus (the “Selling Shareholder Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including the Series A Preferred Stock); or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (c) request the filing of any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to:  (a) the Preferred Shares to be sold hereunder; (b) the issuance by the Company of the Common Shares issuable upon conversion of the Preferred Shares (as disclosed in the Time of Sale Prospectus and Prospectus); (c) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; (d) transfers of shares of Common Stock or Series A Preferred Stock to any Permitted Transferee (as such term is defined in the GE Shareholder Agreement); provided that (i) such transfers shall not involve a disposition of value and (ii) the restrictions contained in the preceding paragraph shall apply to such transferee with respect to any such transferred Shares for the balance of the Selling Shareholder Restricted Period; (e) the transfer, sale, tender or other disposition of shares of Common Stock pursuant to a bona fide third party tender offer, exchange offer or merger or other similar business combination transaction effected by or involving the Company; provided that any shares of Common Stock or other securities that are not so transferred, sold, tendered or otherwise disposed of (as a result of such tender offer, exchange offer, merger or other business combination transaction not being completed or otherwise) shall remain subject to the restrictions herein; or (f) transfers of shares of Common Stock or such other securities in a Piggyback Registration (as such term is defined in the GE Shareholder Agreement) pursuant to the GE Shareholder Agreement; provided that, in each case of a transfer or distribution pursuant to clauses (c) through (d), no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Selling Shareholder Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions or transfers. The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Shareholder except in compliance with the foregoing restrictions.

4.          Terms of Public Offering.  The Selling Shareholder is advised by you that the Underwriters propose to make a public offering of their respective portions of the Common Shares issuable upon conversion of the Preferred Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Selling Shareholder is further advised by you that the Common Shares are to be offered to the public initially at $73.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.43325 a share under the Public Offering Price.

5.          Payment and Delivery.  Payment for the Firm Preferred Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in federal or other funds immediately available in New York City against delivery of the Firm Common Shares issuable upon conversion of such Firm Preferred Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 6, 2019 or at such other time on the same or such other date, in any event not later than May 9, 2019, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Preferred Shares shall be made to the Selling Shareholder in federal or other funds immediately available in New York City against delivery the Additional Common Shares issuable upon conversion of such Additional Preferred Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than June 14, 2019, as shall be designated in writing by you.

The Firm Common Shares and Additional Common Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Common Shares and Additional Common Shares, in each case issuable upon conversion of the Preferred Shares sold hereunder, shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.  The Preferred Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Preferred Shares or the issuance of the Common Shares to the Underwriters except to the extent paid by the Company or the Selling Shareholder pursuant to Section 9(ii)) and (ii) any withholding required by law.

6.          Conditions to the Underwriters’ Obligations.  The obligations of the Selling Shareholder to sell the Preferred Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Preferred Shares, issuable upon conversion as the Common Shares, on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the time of each sale of the Preferred Shares, issuable upon conversion as the Common Shares, and as of the Closing Date as though then made and to the timely performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or, to the Company’s knowledge, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or 430B).

(b)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iii)          there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

(c)          Accountants’ Comfort Letter

(i)          On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(ii)          On the date hereof, the Representatives shall have received from PricewaterhouseCoopers Audit, independent registered public accountants for Faiveley Transport, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(iii)          On the date hereof, the Representatives shall have received from KPMG LLP, independent registered public accountants for GET, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(d)          Bring-down Comfort Letter

(i)          On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c)(i) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(ii)          On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers Audit, independent public or certified public accountants for Faiveley Transport, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c)(ii) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(iii)          On the Closing Date, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for GET, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c)(iii) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(e)          On the date hereof and on the Closing date, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company with respect to certain unaudited financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus substantially in the form set forth in Exhibit E hereto.

(f)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and executed by the Chairman of the Board or the Chief Executive Officer or a Vice President of the Company, to the effect set forth that:

(i)          the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to the knowledge of such officers, threatened by the Commission;

(ii)          the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)          subsequent to the execution and delivery of the Underwriting Agreement and through the Closing Date, none of the events specified in Section 6(b)(i) shall have occurred;

(iv)          the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(v)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)          On the Closing Date, the Representatives shall have received the favorable opinion of David L. DeNinno, Executive Vice President, General Counsel and Secretary for the Company, dated as of such Closing Date, to the effect set forth in Exhibit B.

(h)          On the Closing Date, the Representatives shall have received the favorable opinion of Jones Day, counsel for the Company, dated as of such Closing Date, to the effect set forth in Exhibit C.

(i)          On the Closing Date, the Representatives shall have received the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Selling Shareholder, dated as of such Closing Date, to the effect set forth in Exhibit D.

(j)          Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Closing Date, as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k)          The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)          The several obligations of the Underwriters to purchase Additional Preferred Shares, convertible into the Additional Common Shares, hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)          a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(f) hereof remains true and correct as of such Option Closing Date;

(ii)          an opinion of David L. DeNinno, Executive Vice President, General Counsel and Secretary for the Company dated the Option Closing Date, relating to the Additional Preferred Shares to be purchased, and the Additional Common Shares to be delivered, on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(iii)          an opinion of Jones Day, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Preferred Shares to be purchased, and the Additional Common Shares to be delivered, on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;

(iv)          an opinion of Davis Polk & Wardwell LLP, outside counsel for the Selling Shareholder, dated the Option Closing Date, relating to the Additional Preferred Shares to be purchased, and the Additional Common Shares to be delivered, on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof;

(v)          an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Preferred Shares to be purchased, and the Additional Common Shares to be delivered, on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(j) hereof;

(vi)          a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(d)(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)          a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers Audit, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(d)(ii) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(viii)          a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from KPMG LLP, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(d)(iii) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(ix)          a certificate dated the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(e) hereof remains true and correct as of such Option Closing Date; and

(x)          such other customary documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Preferred Shares and the due authorization and issuance of the Additional Common Shares issuable upon conversion of the Additional Preferred Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Preferred Shares and the issuance of such Additional Common Shares issuable upon conversion of the Additional Preferred Shares.

7.          Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)          The Company, subject to Section 7(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Common Shares issuable upon conversion of the Preferred Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Time of Sale Prospectus or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)          The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including, if requested, exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and also has delivered or will deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of each sale of any Shares or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 7(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)          The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Preferred Shares or the Common Shares issuable upon conversion of the Preferred Shares for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Preferred Shares or the Common Shares issuable upon conversion of the Preferred Shares.  The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Preferred Shares or the Common Shares issuable upon conversion of the Preferred Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)          The Company will cooperate with the Underwriters and use its best efforts to permit the Common Shares issuable upon conversion of the Preferred Shares to be eligible for clearance and settlement through the facilities of DTC.

(h)          During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under the Exchange Act.

(i)          Without the prior written consent of the Representatives, the Company will not, during the period ending 45 days after the date of the Prospectus (the “Company Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (c) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of (i) securities pursuant to any equity incentive plan of the Company in effect on the date hereof and described in the Time of Sale Prospectus and (ii) shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that has been disclosed in the Time of Sale Prospectus and Prospectus, (b) transactions by or involving the Selling Shareholder permitted by this Agreement (including the issuance by the Company of the Common Shares issuable upon conversion of the Preferred Shares sold hereunder), (c) the filing of any registration statement on Form S-8 under the Securities Act or a successor form thereto relating to securities granted pursuant to or reserved for issuance under any director or employee equity compensation plan of the Company in effect on the date hereof and described in the Time of Sale Prospectus and Prospectus or (d) the adoption of a new equity incentive plan, and the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and the issuance of securities pursuant to such new equity incentive plan; provided that (i) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (ii) this clause (d) shall not be available unless each executive officer or director that receives shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Company Restricted Period.

(j)          The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses listed on Schedule II to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Shares or their offering.

(k)          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Common Shares remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(l)          If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(m)          The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n)          The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(o)          In accordance with Section 3.2(b) of the GE Shareholder Agreement, the Company consents to the number of Shares in the offering exceeding the First Tranche Maximum (as defined in the GE Shareholder Agreement).

8.          Covenants of the Selling Shareholder.  The Selling Shareholder covenants with each Underwriter as follows:

(a)          The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)          The Selling Shareholder agrees to pay the required Commission filing fees relating to the Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

9.          Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum requested by the Underwriters in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky or Legal Investment memorandum requested by the Underwriters, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, if any, incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, if applicable, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, if applicable, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company or the Selling Shareholder hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves, including, without limitation, any provisions of the GE Shareholder Agreement related to the allocation of expenses between the Company and the Selling Shareholder.

10.          Covenants of the Underwriters.  Each Underwriter represents and warrants that it has not taken any action, and covenants with the Company not to take any action, in each case that would, result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.          Indemnity and Contribution.  b) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), which information is set forth in the penultimate sentence of Section 11(c) below.  The indemnity agreement set forth in this Section 11(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)          Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Shareholder Information; provided that the liability of the Selling Shareholder under the indemnity agreement set forth in this Section 11(b) shall be limited to an amount equal to the aggregate Preferred Purchase Price for the Preferred Shares sold by the Selling Shareholder under this Agreement. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that each Selling Shareholder may otherwise have.

(c)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Selling Shareholder or the Company’s director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company or the Selling Shareholder, or the Company’s director, officer or controlling person for any legal and other expense reasonably incurred by the Company or the Selling Shareholder, or the Company’s director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and the Selling Shareholder hereby acknowledge that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first sentence of the third paragraph under “Underwriting” related to the terms of the offering, the 13th paragraph under “Underwriting” related to short sales and market making and the 15th paragraph under “Underwriting” related to electronic distributions and allocations, each in the Time of Sale Prospectus and Prospectus. The indemnity agreement set forth in this Section 11(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)          Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 11 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless:  (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred).  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)          The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 11(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)          If the indemnification provided for in this Section 11 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(d), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The liability of the Selling Shareholder under the contribution agreement set forth in this Section 11(f) shall be limited to an amount equal to the aggregate Preferred Purchase Price for the Preferred Shares sold by the Selling Shareholder under this Agreement.

(g)          The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

(h)          Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters’ obligations to contribute pursuant to this Section 11 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I.  For purposes of this Section 11, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Selling Shareholder.

(i)          The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of i) any termination of this Agreement, ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and iii) acceptance of and payment for any of the Shares. For the avoidance of doubt, as between the Company and the Selling Shareholder, nothing in this Section 11 shall supersede or otherwise affect the indemnification or contribution provisions set forth in the GE Shareholder Agreement.

12.          Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date iv) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Market, v) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, vi) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, vii) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or viii) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Preferred Shares or Common Shares, as applicable, on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.          Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Preferred Shares, issuable upon conversion as the Common Shares, that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Preferred Shares, issuable upon conversion as the Common Shares, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Preferred Shares, issuable upon conversion as the Common Shares, to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Preferred Shares, issuable upon conversion as the Firm Common Shares, set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Preferred Shares, issuable upon conversion as the Firm Common Shares, set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as you may specify, to purchase the Preferred Shares, issuable upon conversion as the Common Shares, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one‑ninth of such number of Preferred Shares, issuable upon conversion as the Common Shares, without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Preferred Shares, issuable upon conversion as the Firm Common Shares, and the aggregate number of Firm Preferred Shares, issuable upon conversion as the Firm Common Shares, with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Preferred Shares, issuable upon conversion as the Firm Common Shares, to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Preferred Shares, issuable upon conversion as the Firm Common Shares, are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter, the Company or the Selling Shareholder.  In any such case the Representatives shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Preferred Shares, convertible into the Additional Common Shares, and the aggregate number of Additional Preferred Shares, convertible into the Additional Common Shares, with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Preferred Shares, convertible into the Additional Common Shares, to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Preferred Shares, convertible into the Additional Common Shares, to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Preferred Shares, convertible into the Additional Common Shares, that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.          Entire Agreement.  c) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)          The Company acknowledges that in connection with the offering of the Shares:  i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.          Recognition of the U.S. Special Resolution Regimes.  d) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).  “Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).  “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.  “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.          Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.          Trial by Jury. EACH OF THE COMPANY AND THE SELLING SHAREHOLDER (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention:  Equity Syndicate Desk, with a copy to the Legal Department, or in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention:  Registration Department; if to the Company shall be delivered, mailed or sent to Westinghouse Air Brake Technologies Corporation, 1001 Airbrake Avenue, Wilmerding, PA 15148, Facsimile:  412-825-1305, Attention:  David L. DeNinno, with a copy to Jones Day, 250 Vesey Street, New York, New York, Facsimile:  212-755-7306, Attention:  Peter E. Devlin and if to the Selling Shareholder shall be delivered, mailed or sent to General Electric Company, 33-41 Farnsworth Street, Boston, Massachusetts 02210, Attention: James M. Waterbury, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Ave, New York, New York, 10017, Attention:  John B. Meade.

[Signature Pages Follow]

Very truly yours, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Patrick D. Dugan
Name: Patrick D. Dugan
Title: Executive Vice President Finance and Chief Financial Officer

GENERAL ELECTRIC COMPANY

By:	/s/ Michael A. Jones
Name: Michael A. Jones
Title: Executive Vice President of Business Development

Accepted as of the date hereof Morgan Stanley & Co. LLC Goldman Sachs & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto
By:	Morgan Stanley & Co. LLC
By:	/s/ Lauren Garcia Belmonte
Name: Lauren Garcia Belmonte
Title: Executive Director

By:	Goldman Sachs & Co. LLC
By:	/s/ Kristen Grippi
Name: Kristen Grippi
Title: Managing Director

SCHEDULE I

Underwriter	Number of Firm Preferred Shares to be Sold by the Selling Shareholder(1)	Number of Firm Common Shares Issuable Upon Conversion of the Firm Preferred Shares to be Purchased by the Underwriter
Morgan Stanley & Co. LLC	1908.6974	5,500,000
Goldman Sachs & Co. LLC	1908.6974	5,500,000
Citigroup Global Markets Inc.	1336.0882	3,850,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1336.0882	3,850,000
Banco Santander, S.A.	143.1523	412,500
BBVA Securities Inc.	143.1523	412,500
BNP Paribas Securities Corp.	143.1523	412,500
Commerz Markets LLC.	143.1523	412,500
HSBC Securities (USA) Inc.	143.1523	412,500
PNC Capital Markets LLC	143.1523	412,500
Stephens Inc.	143.1523	412,500
William Blair & Company, L.L.C.	143.1523	412,500
	22,000,000
Total:	2,881.5464	22,000,000

(1) Individual allocations reflect rounding.
I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued April 30, 2019

2.	Pricing information orally communicated by the Underwriters:

(a)	Public Offering Price of the Common Shares: $73.50

(b)	Number of Firm Common Shares to be issued to the Underwriters upon purchase of the Firm Preferred Shares: 22,000,000

(c)	Number of Additional Common Shares to be issued to the Underwriters upon purchase of the Additional Preferred Shares at the option of the Underwriters: up to 3,300,000
II-1

SCHEDULE III

Company Additional Written Communication

1.	Electronic (Netroadshow) roadshow of the Company relating to the offering of the Shares.

III-1